FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORNDA HEALTHCORP
(Exact name of registrant as specified in its charter)

Delaware                                      75-1776092
(State of incorporation or organization)      (IRS Employer Identification No.)

3401 West End Avenue, Suite 700               37203
Nashville, Tennessee                          (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered        Name Of Each Exchange On Which
Common Stock, $.01 Par Value                   Each Class Is To Be Registered
                                               New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. _____

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. _____

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)
Item 1.  Description of Registrant's Securities to be Registered.

   The description of the Registrant's Common Stock, as contained in the Registrant's Registration Statement on Form S-3 (No. 33-97620), originally filed with the Securities and Exchange Commission (the "Commission") on October 2, 1995, as amended, under the captions "Description of Capital Stock" and "Dividend Policy", is incorporated herein by reference.

Item 2.  Exhibits.

    The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. In accordance with Instruction II as to Exhibits on Form 8-A, all exhibit required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.


SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ORNDA HEALTHCORP

(Signature)
Ronald P. Soltman
Senior Vice President

Date:     December 13, 1995